                                                                     EXHIBIT 4.8

                                                                       EXECUTION


                          DROP-DOWN NOTE SECURITY AGREEMENT


         THIS DROP-DOWN NOTE SECURITY AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this "SECURITY AGREEMENT") is made and entered into as of May 30, 1996 by each of the corporations that are signatories hereto either upon execution hereof as of the date hereof or by execution of an Addendum to Drop-Down Note Security Agreement in the form annexed hereto and made a part hereof as EXHIBIT "A" (each, a "DEBTOR" and collectively, "DEBTORS"), in favor of FOUR M CORPORATION, a Maryland corporation (the "SECURED PARTY").

                                       RECITALS

         a. Debtors are each a Subsidiary of Secured Party which is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between Secured Party and Norwest Bank Minnesota, National Association, a national banking association, in its capacity as trustee for the ratable benefit of the holders (the "SECURITYHOLDERS") from time to time of the Senior Secured Notes (as hereinafter defined) (the "TRUSTEE"), pursuant to which Secured Party will issue $170 million principal amount of its 12% Senior Secured Notes due 2006 (including all Series A and Series B Senior Secured Notes to be issued from time to time in pursuant to the Indenture, collectively, the "SENIOR SECURED NOTES"), the proceeds of which will be used to fund in part the acquisition by Secured Party and its Subsidiaries of substantially all of the assets of St. Joe Container Company and to refinance certain indebtedness of Secured Party and its Subsidiaries. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement.

         b. From time to time, Secured Party intends to make loans and advances to Debtors, to be evidenced by promissory notes of even date herewith (each, a "DROP-DOWN NOTE," collectively, the "DROP-DOWN NOTES").

         c. As a condition precedent to Secured Party's willingness to make loans and advances to Debtors, Debtors are required to enter into this Agreement and to grant security interests in favor of Secured Party as provided herein.
It is understood and agreed that the Drop-Down Notes, this Drop-Down Note Security Agreement, and all Collateral provided for herein, in turn will be pledged by Secured Party to Trustee pursuant to the Indenture and that certain Company Pledge Agreement of even date herewith between Secured Party and Trustee.

                                      AGREEMENT

         NOW, THEREFORE, in order to induce Secured Party to extend the credit facilities to Debtors under the Drop-Down Notes, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Debtors hereby jointly and severally represent, warrant, covenant, agree, assign and grant to Secured Party as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture unless the context otherwise requires. Terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") and not otherwise defined herein shall have the meanings ascribed thereto in the UCC.

         In addition to those terms elsewhere expressly defined in this Security Agreement, as used herein, the following terms shall be defined as set forth below:

         "ACCOMMODATION OBLIGATIONS" means the obligations of each Debtor to pay the Secured Obligations.

         "ACCOUNTS" means any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights, and shall also include all cash and bank accounts, but in no event shall include Accounts with respect to Inventory and other Excluded Property described in paragraph 1 of the definition thereof.

         "ALLOCABLE AMOUNT" means, with respect to any Debtor, as of any date of determination, an amount equal to the maximum amount that could then be claimed against such Debtor's Collateral or under such Debtor's Accommodation Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 ET SEQ.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         "ARTICLE 8 SECURITIES" means all "securities" as defined in Article 8 of the UCC, whether now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights.

         "BANKRUPTCY DEFAULT" means a Default under Section 6.01(i) or (j) of the Indenture, without giving effect to the passage of time.

         "CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, but in no event


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shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

         "COLLATERAL" has the meaning assigned in Section 2.

         "COLLATERAL ACCOUNT" means, collectively, the accounts established by any Debtor for the benefit of Secured Party pursuant to Section 10.11 of the Indenture and this Security Agreement and designated, collectively, as the "CASH COLLATERAL ACCOUNT."

         "CONTRACTS" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Debtor may now or hereafter have any right, title or interest and wherever located.

         "CREDIT AGREEMENT" means (1) the Financing and Security Agreement by and among Secured Party and certain of its Subsidiaries, and the lenders named therein (and any successor lenders) and Nationsbank, N.A., as agent for the lenders (and any successor agent), dated May 30, 1996, and (2) any amendments, modifications, successor or replacement agreements thereof, provided none of the foregoing contravene (a) the provisions of the Indenture or (b) Section 3(i) of this Security Agreement.

         "DEBTOR PAYMENT" shall have the meaning assigned in Section 7(u).

         "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) two percent (2%) per annum in excess of the interest rate borne by the Senior Secured Notes upon issuance thereof.

         "DISPOSITION" means the sale, assignment, transfer, lease, conveyance or other disposition by any Debtor of any Property of such Debtor, including, without limitation an involuntary disposition as a result of a casualty or condemnation.

         "DOCUMENTS" means any "documents," as such term is defined in
Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, but in no event shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

         "EQUIPMENT" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.


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         "EXCLUDED PROPERTY" has the meaning assigned in the Subsidiary
Security Agreement.

         "FIXTURES" means all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by any Debtor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the real property owned or leased by any Debtor, including improvements located thereon, and including, but not limited to, any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, security systems and equipment (including cameras), telecommunication installations (including wiring and fiber optic cable), generating, cleaning, waste disposal, transportation (of people or things, including, but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, telephone, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing.

         "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all right, title and interest which any Debtor may now or hereafter have in or under any Contract, causes of action, franchises, tax refund claims, customer lists, Trademarks, Patents, rights in intellectual property, Licenses, permits, Copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under guaranties, security interests or other security held by or granted to any Debtor to secure payment of the Accounts by an account debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.

         "GOVERNMENTAL AUTHORITY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

         "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by any Debtor or in which

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any Debtor now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper, but in no event shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

         "INTERCOMPANY DEBT" means any indebtedness payable to any Debtor by any other Debtor or any Person which is a direct or indirect Subsidiary of any Debtor.

         "ITEM OF PAYMENT" means each check, draft, cash, money, instrument, item, and other remittance, in each of the foregoing cases, which is received in payment or on account of payment of the Collateral or otherwise with respect to any Collateral; and "ITEMS OF PAYMENT" means the collective reference to all of the foregoing.

         "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         "LIMITED CONTRIBUTION RIGHTS" has the meaning assigned in the Subsidiary Security Agreement.

         "PAYMENT DEFAULT" means a Default under Section 6.01(a) or (b) of the Indenture, without giving effect to any applicable notice and/or cure periods.

         "PROCEEDS" means "Proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to any of the Collateral or any real property owned or leased by such Debtor, including improvements thereon, including, without limitation, in connection with the insurance policies required to be maintained pursuant to the provisions of Section 4(k), (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or any real property owned or leased by such Debtor, including improvements thereon, by any Governmental Agency (or any Person acting under color of governmental authority), (c) any claim of any Debtor against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any real property owned or leased by any Debtor, including improvements thereon.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated as of November 1, 1995, as amended, supplemented or otherwise modified from time to time, among Four M Corporation, Port St. Joe Paper Company, Seller and certain of its affiliates, as that Asset Purchase Agreement was amended by first, second and third letter agreements, letter, dated January 10, 1996 and letter, dated May 16, 1996 as the same may from time to time be amended, restated, supplemented or modified, together with all exhibits and schedules thereto.


         "PURCHASE AGREEMENT DOCUMENTS" means collectively the Purchase Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by Seller, in connection with the Purchase Agreement Transaction.

         "PURCHASE AGREEMENT RIGHTS" means all of any Debtor's rights, title and interest, if any, in, to, and under, the Purchase Agreement and all of the Purchase Agreement Documents (except to the extent the same pertain solely to the Excluded Property described in paragraph 1 of the definition thereof) including, without limitation, all of the benefits of any representations and warranties provided by Seller and any and all rights, if any, of any Debtor to indemnification from Seller or any other Person contained therein. Notwithstanding the foregoing, the Purchase Agreement Rights shall not include the benefits of any representations and warranties or rights of any Debtor to indemnification from Seller to the extent same shall relate solely to the Excluded Property described in paragraph 1 of the definition thereof in existence at the closing of the Purchase Agreement Transaction (collectively, the "EXCLUDED PURCHASE RIGHTS").

         "PURCHASE AGREEMENT TRANSACTION" means that portion of the purchase agreement transaction under the provisions of the Purchase Agreement dealing with the sale of the Container Assets and the Container Business (as each such term is defined in the Purchase Agreement) by Seller.

         "REFINANCING INDEBTEDNESS" means any indebtedness issued in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund the Secured Obligations in a transaction in which the same are repaid or satisfied in full.

         "SECURED OBLIGATIONS" means any and all present and future Obligations of any type or nature of each Debtor to Secured Party arising under or relating to its Drop-Down Note, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent, and whether arising in contract, tort or otherwise, INCLUDING Obligations of performance as well as Obligations of payment, and INCLUDING interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Debtor.

         "SELLER" means St. Joe Container Company, a Florida corporation, as seller of the Container Assets.

         "STOCK COLLATERAL" means all of the capital stock of any Person owned by any Debtor or any Guarantor, including, without limitation, the capital stock of any Debtor owned by any Guarantor.

         "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement entered into as of the date hereof, as amended, supplemented or otherwise modified from time to time, by each of the Debtors in favor of the Trustee for the ratable benefit of the Securityholders.

         "TRUSTEE'S LIEN" means the security interest created in all of each Debtor's rights, title and interest in and to the Collateral pursuant to the Subsidiary Security Agreement.

         2. CREATION OF SECURITY INTEREST. In order to secure the Secured Obligations, each Debtor hereby grants to Secured Party a continuing security interest in all such Debtor's rights, title and interest in and to any and all of the personal property and fixtures now owned or at any time hereafter acquired by such Debtor or in which such Debtor now or hereafter has any interest, including but not limited to the following (collectively, but excluding the Excluded Property, the "COLLATERAL"):

         (i)  the Purchase Agreement Rights; and

        (ii)  (a)  all Accounts;
              (b)  all Article 8 Securities;
              (c)  all Chattel Paper;
              (d)  all Contracts;
              (e)  all Documents;
              (f)  all Equipment;
              (g)  all General Intangibles;
              (h)  all Instruments;
              (i)  all Intercompany Debt;
              (j)  all Patents;
              (k)  all Patent Licenses;
              (l)  all Refinancing Indebtedness;
              (m)  all Stock Collateral;
              (n)  all Trademarks;
              (o)  all Trademark Licenses;
              (p)  all Items of Payment;
              (q)  all books and records pertaining to the Collateral; and
              (r) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

Notwithstanding anything contained in this Security Agreement to the contrary, "COLLATERAL" shall not include any Excluded Property.


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

         3. REPRESENTATIONS AND WARRANTIES. Each Debtor hereby jointly and severally represents and warrants that:

              (a) LEGAL POWER. The execution, delivery and performance by each Debtor of this Security Agreement are within each Debtor's legal powers, have been duly authorized by all requisite action of each Debtor, require no action by or in respect of, or filing with (except for any filings provided for hereunder), any Governmental Authority, require no consent of any other person and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of any Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Debtor or result in the creation or imposition of any Lien on any asset of any Debtor (other than the Lien created by this Security Agreement).

              (b) ENFORCEABILITY. This Security Agreement constitutes a legally valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity and commercial reasonableness.

              (c) SECURITY INTEREST. The Collateral is or, to the extent Collateral is acquired after the date hereof, will be owned by Debtors. The security interest created hereby in the Collateral is a valid, enforceable and, except with respect to items of Collateral in which a security interest cannot be created pursuant to the Uniform Commercial Code as in effect from time to time in the applicable jurisdictions, such security interest constitutes a perfected security interest in the Collateral subject in priority only to (i) Liens described in clauses (i), (iv), (v), (vii), (viii), (ix) and (x) of the definition of Permitted Liens in the Indenture and all amendments, modifications, successors to and replacements of such Liens to the extent permitted under clause (xi) of the definition of Permitted Liens in the Indenture (the Liens described in said clauses being hereinafter referred to as "PERMITTED LIENS") and (ii) the Trustee's Lien. There are no other security interests in, or Liens on the Collateral or any portion thereof, except for Permitted Liens and the Trustee's Lien, and no financing statement, notice of Lien, assignment or collateral assignment, mortgage or deed of trust covering the Collateral or any portion thereof ("LIEN NOTICE") exists or is on file in any public office, except with respect to the Lien created by this Security Agreement, the Trustee's Lien, and Liens to be released concurrently with the issuance of the Senior Secured Notes. The Trustee's Lien in the Collateral is and shall at all times be a lien of first priority which is and shall be prior to the Lien in the Collateral granted to Secured Party pursuant to this Security Agreement.

              (d) FEDERAL TAXPAYER I.D. NUMBER; OFFICES. (i) The chief executive office of each Debtor ("CHIEF EXECUTIVE OFFICE") is set forth in SCHEDULE A. No Debtor has a place of business other than as set forth in SCHEDULE A, except as permitted hereafter by Section 4(c) hereof.


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

                  (ii) Each Debtor's federal employer taxpayer identification number is as set forth on SCHEDULE F.

              (e) BUSINESS NAMES. No Debtor has conducted business under any name during the five (5) years preceding the date hereof, other than the names set forth on SCHEDULE B hereto.

              (f) VEHICLES. SCHEDULE C is a complete and correct list of all motor vehicles owned or leased by each Debtor on the date hereof.

              (g) ROLLING STOCK. SCHEDULE D is a complete and correct list of all rolling stock and locomotives owned or leased by each Debtor on the date hereof.

              (h) SHIPS. SCHEDULE E is a complete and correct list of all ships, boats and barges owned or leased by each Debtor on the date hereof.

              (i) CREDIT AGREEMENT SECURITY INTEREST. None of the agent for or the lenders under the Credit Agreement has a security interest in the Collateral or any part thereof under or arising out of the Credit Agreement or any other agreement or document contemplated thereby. None of the agent for or the lenders under the Credit Agreement has any right to or has taken or claimed or attempted to take or claim a security interest in any property of Debtors other than Excluded Property described in paragraph 1 of the definition thereof. The agent for and the lenders under the Credit Agreement have reviewed this Security Agreement.

         4.   COVENANTS.

              (a) LIEN NOTICES. Each Debtor will defend its interest in the Collateral against all claims and demands of all Persons at any time claiming the same or any part thereof or interest therein, will not grant any security interest (whether senior, junior or PARI PASSU with the Lien granted to Secured Party hereunder) to any other Person in the Collateral or any part thereof or any interest therein and will not permit any Lien Notices with respect to the Collateral or any portion thereof to exist or be on file in any public office for more than 30 days, except with respect to Permitted Liens and the Trustee's Lien.

              (b) LOCATION OF COLLATERAL. Each Debtor will keep all of its Collateral now held or subsequently acquired by it at the locations specified on SCHEDULE A hereto, or at locations hereafter established in compliance with
Section 4(c) hereof (except for (i) Collateral held by Secured Party, (ii) motor vehicles, trailers and rolling stock, and (iii) Collateral temporarily in transit between such locations), unless such Debtor shall have given Secured Party prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to Secured Party and to Trustee, as assignee of Secured Party, any financing statements or other documents required by Secured Party in order to perfect, protect and preserve the Liens created hereby, all in form and substance satisfactory to Secured Party and Trustee, as assignee of Secured Party.


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

              (c) LOCATION OF OFFICES; LEGAL STRUCTURE. No Debtor will change the location of its Chief Executive Office or establish any place of business other than those set forth on SCHEDULE A hereto, or voluntarily or involuntarily change its legal structure, unless such Debtor shall have given Secured Party prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to Secured Party and to Trustee, as assignee of Secured Party, any financing statements or other documents required by Secured Party in order to perfect, protect and preserve the Liens created hereby, all in form and substance satisfactory to Secured Party and Trustee, as assignee of Secured Party.

              (d) FURTHER ASSURANCES. Each Debtor will, promptly upon request by Secured Party or Trustee as assignee of Secured Party, execute and deliver or use its best efforts to give any notices, execute and file or procure any financing statements or other documents, all in form and substance satisfactory to Secured Party and Trustee, as assignee of Secured Party, mark any chattel paper constituting Collateral, deliver any chattel paper or instruments constituting Collateral to Trustee, as assignee of Secured Party hereunder, and take any other actions that are necessary or desirable to perfect or continue the perfection and the priority of Secured Party's security interest in the Collateral, and of Trustee's interest as assignee of Secured Party, to protect the Collateral against the rights, claims, or interests of third persons other than holders of Permitted Liens and the Trustee's Lien or to effect the purposes of this Security Agreement. Each Debtor hereby authorizes Secured Party and Trustee, as assignee of Secured Party, to file any financing or continuation statements with respect to the Collateral without the signature of such Debtor to the extent permitted by applicable law. Debtors will pay all costs incurred in connection with any of the foregoing. With respect to any Collateral consisting of certificated securities, Instruments, Documents, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, each Debtor will upon demand of Secured Party deliver possession of same in pledge to Trustee, as assignee of Secured Party hereunder. With respect to any Collateral consisting of securities, Instruments, partnership or joint venture interests or the like, each Debtor hereby consents and agrees that, subject to the rights of the Trustee under the Indenture and the Collateral Documents, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Security Agreement as conclusive evidence of the right of Secured Party, and of Trustee, as assignee of Secured Party, to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Debtor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

              (e) NO LIENS; AMENDMENT OF THE CREDIT AGREEMENT. Without the prior written consent of Trustee as assignee of Secured Party, no Debtor will
(i) in any way hypothecate or create or permit to exist any Lien on or other interest in (A) the Collateral, except for Permitted Liens and Liens described in clauses (iii) and (vi) of the definition thereof and the Trustee's Lien or
(B) the Limited Contribution Rights, (ii) amend, modify or enter into a replacement of the Credit Agreement or enter into a similar agreement, which amendment, modification, replacement or similar agreement would grant a security interest in any property of any Debtor to the agent for or the lenders under the Credit Agreement


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

other than Excluded Property described in Paragraph 1 of the definition thereof,
(iii) grant a security interest in Excluded Property defined in paragraph 1 of the definition thereof to any Person other than the agent for or the lenders under the Credit Agreement from time to time or (iv) amend, modify, enter into a replacement of or terminate any Drop-Down Note or this Drop-Down Note Security Agreement.

              (f) DISPOSITION OF COLLATERAL. No Debtor will sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral in violation of the Indenture. If the Proceeds of any such sale are money, notes, instruments, securities, documents of title, letters of credit or chattel paper, such Proceeds shall be promptly delivered in the form received to Trustee as assignee of Secured Party to be held as Collateral in the Collateral Account established pursuant to the Indenture. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtors will hold the Proceeds thereof in a separate account for the benefit of Secured Party and transfer such Proceeds to Trustee, as assignee of Secured Party, in kind in the form received to be held as Collateral in the Collateral Account.

              (g) RIGHTS OF SECURED PARTY. Secured Party shall have the right at any time to make any payments and do any other acts that Secured Party may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any Lien (other than a Permitted Lien referred to in Section 4(e) and the Trustee's
Lien), whether senior, JUNIOR or PARI PASSU with the Lien granted to Secured Party hereunder, and challenge any action or proceeding purporting to affect its security interests in the Collateral. Debtors hereby agree jointly and severally to reimburse Secured Party for all payments made and expenses incurred under this Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for Secured Party, including any of the foregoing payments under or acts taken to perfect or protect its security interests in the Collateral, which amounts shall constitute part of the Secured Obligations and shall be secured under this Security Agreement, and agree that they shall be bound by any payment made or act taken by Secured Party hereunder. All such amounts shall earn interest at the Default Rate from the date incurred and be payable by Debtors to Secured Party upon demand. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

              (h) CERTIFICATES OF TITLE. Promptly upon request, each Debtor will deliver to Trustee, as assignee of Secured Party, all original certificates of title with respect to motor vehicles, trailers and other titled Collateral hereunder owned by such Debtor, duly granting a security interest in favor of Secured Party and accompanied by all required duly executed transfer forms.

              (i) RECORDS. Each Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

              (j) ACCESS. Secured Party shall at all times upon reasonable prior notice to the applicable Debtor have full and free access during normal business hours to all the books, correspondence and records of each Debtor relating to the Collateral, and Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Debtor agrees to render to Secured Party, at such Debtor's cost and expense, such clerical and other assistance, at all times and in such manner as may reasonably be requested with regard thereto. Secured Party and its representatives shall at all times upon reasonable prior notice also have the right to enter, during normal business hours, into and upon any real property owned or leased by any Debtor for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

              (k) INSURANCE. (i) Each Debtor will maintain, or cause to be maintained, the insurance required to be maintained with respect to the Collateral under the Indenture and the Collateral Documents and will cause Secured Party and Trustee, as assignee of Secured Party, to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party and Trustee, as assignee of Secured Party, without at least thirty (30) days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; and
(ii) each Debtor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever.

              (l) NOTICE OF LIENS. Each Debtor will advise Secured Party promptly, in reasonable detail, at the address set forth in the Indenture, of any Lien (other than Permitted Liens and the Trustee's Lien) on, or claim asserted against, any of the Collateral owned or leased by such Debtor.

              (m) TAXES. Each Debtor shall pay all taxes, assessments and levies as and to the extent required by the Indenture; PROVIDED, HOWEVER, that each Debtor shall in any event pay such taxes, assessments or levies prior to the earlier of (i) subject to Debtors' contest rights set forth in Section 4.05 of the Indenture, the date any fine, penalty, interest or cost may be added thereto and (ii) the date five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to any Collateral entered or filed against such Debtor as a result of the failure to make such payment.

         5.   EVENTS OF DEFAULT; REMEDIES UPON AN EVENT OF DEFAULT.

              (i) There shall be an Event of Default hereunder (a) upon the occurrence of any Event of Default under the Indenture; or (b) if any Debtor shall fail to make any payment due to Secured Party under its Drop-Down Note when such payment is due, provided that no assignee of any Drop-Down Note shall have any right to demand payment thereunder prior to the acceleration of the Senior Secured Notes under the Indenture.

             (ii) From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Secured Party may, subject to the provisions of the Indenture, without notice to or demand upon any Debtor, do any one or more of the following:

                   (a) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, including, without limitation, the right to recover the fees and expenses incurred by Secured Party in the enforcement of the Secured Obligations and/or this Security Agreement or in connection with any Debtor's redemption of the Collateral, including fees, expenses and disbursements of attorneys, paralegals and agents;

                   (b) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from any Debtor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of any Debtor;

                   (c) sell, assign or otherwise liquidate, or direct any Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                   (d) require any Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Secured Party may designate and to deliver possession of the Collateral or any part thereof to Secured Party;

                   (e) use, manage, operate and control the Collateral and any Debtor's businesses and properties to preserve the Collateral or its value, including, without limitation, the rights to take possession of all of any Debtor's premises and property, to exclude any third parties (subject to the rights of the agent for and the lenders under the Credit Agreement with respect to Excluded Property described in paragraph 1 of the definition thereof), whether or not claiming under such Debtor, from such premises and property, to complete any unfinished inventory, to make repairs, replacements, alterations, additions and improvements to the Collateral, and to dispose of all or any portion of the Collateral in the ordinary course of any Debtor's business;

                   (f) use, in connection with any assembly, use or disposition of the Collateral, any intellectual property, intangibles or other technical knowledge or process used or utilized from time to time by any Debtor;

                   (g) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release any Debtor until full and final payment of any deficiency has been made in cash;

                   (h) in connection with any public or private sale under the applicable Uniform Commercial Code, Secured Party shall give any Debtor at least ten (10) days' prior written notice of the time and place of any public sale of its Collateral or of the time after which any private sale or other intended disposition thereof may be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be given to Debtors in accordance with the provisions of Section 7(a) hereof;

                   (i) proceed by an action or actions at law or in equity to recover the Secured Obligations or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; and

                   (j) if Secured Party recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Secured Party may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the applicable Uniform Commercial Code, and following such retention, sale or other disposition, Secured Party may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Each Debtor hereby consents to the voluntary dismissal by Secured Party of such judicial action, and each Debtor further consents to the exoneration of any bond that Secured Party files in such action.

         6. COLLATERAL ACCOUNT. Any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or any Debtor shall be delivered to Trustee in the form received to be held in the Collateral Account and may, in accordance with the provisions of the Indenture, be applied without notice to any Debtor, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and, subject to the provisions of the Indenture and the Collateral Documents, then to the satisfaction of the Secured Obligations in such order as shall be determined by Trustee in its sole and absolute discretion. Each Debtor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. All such money received by Secured Party shall be promptly and without commingling remitted by Secured Party to Trustee for deposit in the Collateral Account contemplated by the Indenture.

         7.   GENERAL PROVISIONS.

              (a) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth in SCHEDULE A.

              (b)  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.  This
Security Agreement may not be used to interpret another pledge, security or debt agreement of any Debtor or any subsidiary of any Debtor. No such pledge, security or debt agreement may be used to interpret this Security Agreement. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Debtor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.

              (c) SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement in any jurisdiction.

              (d) HEADINGS. The headings in this Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

              (e) COUNTERPART ORIGINALS. This Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

              (f)  SUCCESSORS AND ASSIGNS; BENEFITS OF SECURITY AGREEMENT.
This Security Agreement shall be binding upon each Debtor, its successors and assigns, and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party, and its successors, transferees and assigns. Nothing in this Security Agreement, express or implied, shall give to any person, other than Secured Party and its successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Security Agreement except (i) as provided below, and (ii) to the limited extent set forth in
Section 7(t). Neither any Debtor nor Secured Party shall, without the prior written consent of Trustee, assign any rights, duties or obligations under this Security Agreement to any Person. Notwithstanding the foregoing, the parties acknowledge that Secured Party will assign all of its rights, claims and remedies (but none of its duties or obligations) hereunder to Trustee and each Debtor hereby acknowledges and agrees to any and all such assignments of rights, claims and remedies under this Security Agreement by Secured Party to Trustee and that upon such assignment, Trustee shall have sole right, to the exclusion of Secured Party, to exercise any and all rights, remedies and claims hereunder, except as otherwise provided in paragraph (i) of Section 5.

              (g) AMENDMENTS, WAIVERS AND CONSENTS. (i) Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by any

Debtor from any provision of this Security Agreement shall be effective only if made or given in compliance with all of the terms and provisions of this Security Agreement, provided that no provision of this Security Agreement may be waived or amended without Trustee's prior written consent. Secured Party shall not be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         (ii) Each Debtor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than such Debtor and, in full recognition of that fact, each Debtor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, INCLUDING any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Debtor or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing existence of any Lien hereunder, or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

         (iii) Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Security Agreement independently as to each Debtor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations secured hereby, and it shall not be necessary for Secured Party to marshal assets in favor of any Debtor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Security Agreement. Each Debtor expressly waives any right to require Secured Party to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any Collateral provided by any other Debtor, and agrees that Secured Party may proceed against Debtors and/or the Collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Debtor agrees that Trustee and Secured Party and any Affiliate of Secured Party may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Security Agreement. Each Debtor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Secured Obligations or any Liens created or granted herein. The Liens created or granted herein and the enforceability of this Security Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations even though the Secured Obligations, INCLUDING any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Debtor and whether or not any Debtor shall have any personal liability with respect thereto. Each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of
(a) any disability or other defense of any Debtor with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of any Debtor (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of any Debtor or any other Person, (e) any failure of Secured Party to give notice of sale or other disposition of Collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, INCLUDING any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any Debtor or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, INCLUDING any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) any action taken by Secured Party that is authorized by this Section 7(g) or any other provision of any Collateral Document. Each Debtor expressly waives all setoffs and counterclaims and all notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations (except as otherwise provided for herein or in any other Collateral Document), and all notices of acceptance of this Security Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

              (h) INTERPRETATION OF SECURITY AGREEMENT. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

              (i) CONTINUING SECURITY INTEREST; TRANSFER OF COLLATERAL. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Senior Secured Notes; PROVIDED, HOWEVER, that Collateral that is required to be released from the pledge and security interest created by this Security Agreement in order to permit any Debtor to consummate any dispositions of stock or assets, mergers, consolidations, amalgamations, acquisitions, dividends or distributions that such Debtor is entitled to consummate pursuant to the provisions of the Indenture and the Collateral Documents shall be so released by Secured Party at such times and to the extent necessary to permit the applicable Debtor to consummate such permitted transactions, provided that Secured Party shall have no right or obligation to make any such release of Collateral unless such release is permitted by the provisions of the Indenture, is effected in accordance with all of the terms and conditions of the Indenture, and Trustee shall have consented to the release of such Collateral under the Subsidiary Security Agreement.

              (j) REINSTATEMENT. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Debtor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              (k) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of each Debtor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance of the Secured Obligations.

              (l) POWER OF ATTORNEY. Each Debtor hereby appoints and constitutes Secured Party as each Debtor's attorney-in-fact to exercise all of the following powers from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter: (i) collection of proceeds of any Collateral, (ii) in any transaction authorized by Section 5 of this Security Agreement, conveyance of any item of Collateral to any purchaser thereof, (iii) giving of any notices or recording of any Liens under Section 4(d) hereof, (iv) making of any payments or taking any acts under Section 4(h) hereof, and (v) payment or discharge of taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become the obligations of such Debtor to Secured Party, due and payable immediately without demand. Secured Party's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments constituting or representing Collateral in the name of any Debtor, execute and give receipt for any certificate of ownership or any document constituting or representing Collateral, transfer title to any item of Collateral, sign any Debtor's name on all financing statements or any other documents deemed necessary or appropriate by Secured Party to preserve, protect or perfect the security interest in the Collateral (to the extent permitted by applicable law) and to file the same, prepare, file and sign any Debtor's name on any notice of Lien, and prepare, file and sign any Debtor's name on a proof of claim in bankruptcy or similar document against any customer of any Debtor with respect to any claim of any Debtor comprising part of the Collateral, and to take any other actions arising from or incident to the powers granted to Secured Party in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by any Debtor.

              (m) WAIVERS. Each Debtor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which any Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

              (n) AUTHORITY OF SECURED PARTY. Secured Party shall have and be entitled to exercise all powers hereunder that are specifically granted to Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. Secured Party may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of Secured Party, any director, officer, employee, attorney or agent of Secured Party shall be liable to any Debtor for any action taken or omitted to be taken by it hereunder, except for its own gross negligence or willful misconduct, nor shall Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Secured Party and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

              (o)  RELEASE; TERMINATION OF SECURITY AGREEMENT.

                  (i) Subject to the provisions of Section 7(j) hereof, this Security Agreement shall terminate upon payment in full of the Senior Secured Notes and performance by Secured Party of all of its Obligations (as defined in the Indenture) under the Indenture, the Senior Secured Notes and the Collateral Documents to which Secured Party is a party and by Debtors of all of their Obligations under the Collateral Documents to which they are parties.

                 (ii) Each Debtor agrees that it will not sell or otherwise dispose of any of the Collateral in violation of the Indenture.

                (iii) Upon any termination of this Security Agreement or release of any Collateral of any Debtor as permitted by the Indenture, Secured Party will, at the expense of such Debtor and upon receipt of evidence that Trustee has released its Lien on any such Collateral in accordance with the provisions of the Indenture and the Collateral Documents, execute and deliver to such Debtor such documents, which shall be prepared by such Debtor if Secured Party so requests, and take such other actions as such Debtor shall reasonably request to evidence the termination of this Security Agreement or the release of such Collateral, as the case may be. Any such action taken by Secured Party shall be without warranty by or recourse to Secured Party, and shall be at the joint and several expense of Debtors. Secured Party may conclusively rely on any certificate delivered to it by any Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of this Security Agreement and the Indenture.

              (p) NO DUTY. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral that may come into its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to exercise reasonable care in the custody and preservation of the Collateral if such Collateral is accorded treatment substantially equal to that which Secured Party accords similar property in similar situations, it being understood that Secured Party shall have no responsibility or liability for the collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

              (q) PAYMENT OF FEES AND EXPENSES. Each Debtor will upon demand pay to Secured Party, without duplication, the amount of any and all expenses with interest thereon at the Default Rate from the date incurred, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by any Debtor to perform or observe any of the provisions hereof.

              (r) FINAL EXPRESSION. This Security Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

              (s) DEBTOR REMAINS LIABLE; OBLIGATIONS ABSOLUTE. (i) Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 (ii) All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

         (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Debtor;

         (b) any lack of validity or enforceability of the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

         (d) any exchange, release or non-perfection of any other Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

         (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Security Agreement or any other Collateral Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 7(g) hereof or the provisions of such other Collateral Document; or


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


         (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Debtor.

              (t) LIENS; SETOFF. Each Debtor hereby grants to Secured Party a continuing Lien for all of the Secured Obligations upon any and all monies, securities, and other property (other than Excluded Property described in paragraphs 1 and 4 of the definition thereof) of such Debtor, now or hereafter held or received by or in transit to, Secured Party, from or for such Debtor and also upon any and all deposit accounts (general or special) and credits, if any, with Secured Party, at any time existing, excluding any deposit accounts held by such Debtor in its capacity as trustee for Persons who are not Restricted Subsidiaries. Without implying any limitation on any other rights Secured Party may have under the Collateral Documents or applicable Laws, from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Secured Party is hereby authorized by each Debtor at any time and from time to time, without notice to any Debtor, to offset and deliver to Trustee to be held in the Collateral Account in accordance with the provisions of the Indenture and applied to all or any part of the Secured Obligations then outstanding (whether or not then due) all moneys, credits and other property of any nature whatsoever of any Debtor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Secured Party or any Affiliate of Secured Party, all in such order and manner as shall be determined by Trustee in its sole and absolute discretion. Notwithstanding the foregoing, Secured Party acknowledges that the agent for and the lenders under the Credit Agreement have a first priority security interest in the Excluded Property described in paragraph 1 of the definition thereof and agrees that all such Excluded Property which is received by Secured Party shall not be subject to the rights of Secured Party under this Section 7(t) and shall be returned to the agent for or the lenders under the Credit Agreement, as the case may be, promptly upon demand by any thereof.


              (u) SUBROGATION AND CONTRIBUTION. (i) Notwithstanding any payments made by any of the Debtors under this Security Agreement or any other Collateral Documents to which it is a party, no Debtor shall be entitled to be subrogated to any of the rights of any other Debtor, or the Secured Party against any collateral security held by the Secured Party for the payment of the Secured Obligations until all amounts of principal of and interest on the Senior Secured Notes and all other amounts payable by the Issuer under the Indenture and the Senior Secured Notes have been paid in full. If any amount shall be paid to any Debtor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Debtor in trust for the Secured Party segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, be turned over to the Secured Party in the exact form received by such Debtor (duly indorsed by such Debtor to the Secured Party, if required), to be applied against the Secured Obligations, whether matured or unmatured, at such time and in such order as the Secured Party may determine.

        (ii) To the extent that a payment is made on the Secured Obligations by a Debtor pursuant to the Accommodation Obligations or out of the Collateral owned by such Debtor (a "DEBTOR PAYMENT") which, taking into account all other Debtor Payments then previously or concurrently made by or attributable to any other Debtor, exceeds the amount of the Debtor Payment that otherwise would have been made by or attributable to such Debtor if each such Debtor had paid the aggregate Secured Obligations satisfied by such Debtor Payments in the same proportion as such Debtor's Allocable Amount in effect immediately prior to such Debtor Payment bore to the aggregate Allocable Amounts of all such Debtors in effect immediately prior to such Debtor Payment, then such Debtor shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Debtors for the amount of such excess, pro rata, based upon their respective Allocable Amounts in effect immediately prior to such Debtor Payment.

              (v)  UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS.
Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against the Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

              (w) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                          (i)     THIS SECURITY AGREEMENT SHALL BE GOVERNED BY
AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY DEBTOR AND SECURED PARTY IN CONNECTION WITH THIS SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                          (ii)    EACH DEBTOR AGREES THAT SECURED PARTY SHALL
HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH DEBTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SECURED PARTY. EACH DEBTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A

JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. EACH DEBTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                          (iii)   EACH DEBTOR AND SECURED PARTY EACH WAIVES ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECURITY AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                          (iv)    EACH DEBTOR AGREES THAT SECURED PARTY SHALL
HAVE NO LIABILITY TO SUCH DEBTOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH DEBTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS SECURITY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON SECURED PARTY, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SECURED PARTY CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                          (v)     EACH DEBTOR WAIVES ALL RIGHTS OF NOTICE AND
HEARING OF ANY KIND PRIOR TO THE EXERCISE BY SECURED PARTY OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. EACH DEBTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT AMONG SUCH DEBTOR ON THE ONE HAND AND SECURED PARTY ON THE OTHER HAND.

                              [Signature pages follows]

         IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                             BOX USA GROUP, INC., a
                             New York corporation
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             FOUR M PAPER CORPORATION,
                             a Delaware corporation


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             PAGE PACKAGING CORPORATION,
                             a California corporation
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President


                             BOX USA, INC., a
                             Delaware corporation
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President

                             FOUR M MANUFACTURING GROUP OF GEORGIA, INC., a Pennsylvania corporation
                             115 Stevens Avenue
                             Valhalla, New York  10595


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President

         By its acceptance hereof, as of the day and year first above written, Secured Party agrees to be bound by the provisions hereof.

                             FOUR M CORPORATION
                             Secured Party


                             By: /s/ Mary B. Dopslaff
                                ---------------------------------------------
                             Name: Mary B. Dopslaff
                             Title: Vice President